Exhibit 99.3

INVESTOR PRESENTATION Q3 2017

1 This presentation is being used in connection with a proposed transaction pursuant to which DropCar , Inc (“ DropCar ”), a Delaware corporation that provides vehicle support services to consumers and businesses, will merge with and into DC Acquisition Corporation, a Delaware corporation and wholly - owned subsidiary of WPCS International Incorporated (“WPCS”) . Immediately upon completion of the merger, DropCar’s shareholders will own a majority of the issued and outstanding shares of WPCS . This presentation contains “forward - looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 . All statements, other than statements of historical facts, included in this presentation regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward - looking statements . In addition, when or if used in this presentation, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to WPCS, DropCar or the management of either company, before or after the aforementioned merger, may identify forward - looking statements . Examples of forward - looking statements include, but are not limited to, statements relating to the timing and completion of the proposed merger ; WPCS’ continued listing on the NASDAQ Capital Market until closing of the proposed merger ; the combined company’s listing on the NASDAQ Capital Market after closing of the proposed merger ; expectations regarding the capitalization, resources and ownership structure of the combined company ; the nature, strategy and focus of the combined company ; the executive and board structure of the combined company ; and expectations regarding voting by WPCS’ and DropCar’s stockholders . Actual results could differ materially from those contained in any forward - looking statement as a result of various factors, including, without limitation : the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the transaction ; uncertainties as to the timing of the consummation of the transaction and the ability of each of WPCS and DropCar to consummate the transaction ; risks related to WPCS’ ability to correctly estimate its operating expenses and its expenses associated with the transaction ; unexpected costs, charges or expenses resulting from the transaction ; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction ; and legislative, regulatory, political and economic developments . The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in WPCS’ Annual Report on Form 10 - K filed with the SEC on July 21 , 2017 . WPCS and DropCar can give no assurance that the conditions to the transaction will be satisfied . Except as required by applicable law, WPCS and DropCar undertake no obligation to revise or update any forward - looking statement, or to make any other forward - looking statements, whether as a result of new information, future events or otherwise . DISCLAIMERS

DISCLAIMERS 2 This presentation is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law . No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933 , as amended . Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction . In connection with the proposed transaction between WPCS and DropCar, WPCS intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus . WPCS AND DROPCAR URGE INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WPCS, DROPCAR, THE PROPOSED TRANSACTION AND RELATED MATTERS . Investors and shareholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by WPCS with the SEC (when they become available) through the website maintained by the SEC at www . sec . gov . In addition, investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by WPCS with the SEC by contacting WPCS International Incorporated, 521 Railroad Way, Suisun City, CA 94585 , Attention : Chief Financial Officer . Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction . WPCS and DropCar, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction . Information about WPCS’ directors and executive officers is included in WPCS’ Annual Report on Form 10 - K for the fiscal year ended April 30 , 2017 , filed with the SEC on July 21 , 2017 . Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC . These documents can be obtained free of charge from the sources indicated above .

TRANSACTION OVERVIEW 3 • The go forward company will operate as DropCar , Inc. • Expected to close 4Q 2017 subject to the approval of the stockholders of each company and the satisfaction or waiver of other customary conditions • Expected ownership split subject to adjustment based on WPCS' net cash at closing • DropCar Shareholders and Advisors: Approximately 85% • WPCS Shareholders: Approximately 15 % DropCar announced a Merger with WPCS to become a NASDAQ listed company

4 CARS ARE BREAKING CITIES Despite expanding city populations and the reliance on cars for people who live there, the shrinking supply of vehicle services is bottle - necking the next wave of transportation innovation

WHAT IS DROPCAR 5 DropCar is a Vehicle Support Platform (VSP) providing next - gen logistics and automotive services to consumers and car - related enterprises DropCar has a compelling B2C value proposition (convenience) and a B2B proposition (cost savings and new revenue) Combined , the company is well positioned for solid revenue growth in the near term and the ability to be the middleware that will unlock the future of subscription - based mobility By improving a core need and building a massive subscriber base, DropCar can sell additional services and take advantage of the high margin benefits of vertical integration DropCar offers technology and services to both consumers and automotive companies that reduce the costs, hassles, and inefficiencies of owning or servicing a car in cities TMW5

DROPCAR'S VALUE PROPOSITION

DropCar efficiently solves a critical urban automotive logistics challenge

DropCar's innovative services and data-centric approach complements the car industry's secular growth trends, and sets the stage for owning key layers of the emerging vehicle subscription and shared mobility models

1. Providing best-in-class on-demand vehicle pickup, parking, and delivery services
2. Transporting cars between dealers, leasing companies, service centers, and customers
3. Enabling hassle-free turn-key automobile maintenance, care and refueling services

DropCar's Vehicle Support Platform integrates innovative workforce-and asset-optimization techniques, enhancing urban car ownership and vehicle management experiences

DropCar's algorithms maximize efficiencies by dynamically balancing clients' needs with real time traffic and parking intelligence

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MILESTONES & OUTLOOK 7 DropCar is off to a promising start , gaining substantial traction and mindshare JUNE 2015 DropCar consumer concierge services launch in NYC OCTOBER 2015 Enterprise (B2B) platform unveiled FY 2016 Revenues exceed $1.7M, with 40,000+ movements and 500+ subscribers JUNE 2017 Revenue run - rate eclipses $5M (+ 150% YOY), crossing 100k movements, and strong growth in consumer subscription base to 1,000+ (at $349 per month ) Q3 2017 Begins pilot for a Tier - One automotive OEM for vehicle support and logistics services 2018 OUTLOOK Expansion into new cities and services should augment DropCar’s top - line trajectory, accelerating the continued growth pattern

PERFORMANCE, MINDSHARE & TRACTION

DropCar's conversion, retention, and expansion metrics augur well for its long-term viability and growth prospects

HIGH CUSTOMER CONVERSION RATES

- 100,000+ vehicle movements completed to date
- 86% downloads create accounts
- 66% accounts add valid credit card
- 28%+ of clients use additional service 1+ time/month
- 45% accounts try a paid service

STRONG RETENTION & REFERRAL METRICS

- 80%+ of new clients are harvested via word of mouth
- 4.9 (out of 5) average service rating
- 68 Net Promoter Score
- 1,000+ STEVE subscribers (<3% monthly churn)

AGGRESSIVE-YET-RESPONSIBLE EXPANSION

- 180+ valets (<2% monthly churn)
- Growing pipeline of qualified applicants
- 34 app updates since July '15 launch

REVENUE*


$2,236
$38,558
$95,126
$247,323
$405,669
$547,853
$513,710
$659,203
$922,836
Q2'15
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17

*2017 unaudited

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MARKET OPPORTUNITY

DropCar's end markets are ripe for disruption

- DropCar's innovative and value-centric services complement the car industry's secular growth trends
- McKinsey & Co.[1] expects the automotive market will expand by $1.5 trillion (+25% CAGR) through 2030, driven by new business models such as shared mobility, connectivity services, and feature upgrades.



$30B
$720B
$2.75T
$1.5T
$1.2T
$4.0T
2015
2030E

RECURRING REVENUES FROM NEW SERVICES

- Shared mobility e.g. car sharing and e-hailing
- Data-connectivity services – including apps, remote services, software upgrades

AFTERMARKET

- Growth from increased vehicle sales

ONE-TIME VEHICLE SALES

- 2% annual increase driven by macroeconomic growth in emerging markets

[1] http://www.mckinsey.com/industries/automotive-and-assembly/our-insights/disruptive-trends-that-will-transform-the-auto-industry

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DROPCAR'S CONSUMER SERVICES

Using technology to ease the consumer's parking and maintenance headache

DropCar solves the daunting challenges of urban car ownership
i.e. parking, transporting and maintaining vehicles in a cost-efficient manner.

"WILL" On-Demand Urban Parking Valet

PRICED AT
$15/hour

Attractively-priced personal chauffeur stays with the car, obviating the costly inconvenience of traditional parking.

"STEVE" Subscription Parking Service

STARTING AT
$349/month

Valet parks/returns subscriber's car at/from lot on the outskirts of an urban center.

DropCar360

Premier Concierge for Car Servicing Needs

SAVE UP TO
50%

Concierge service for all auto-servicing needs e.g. refueling, maintenance, repairs, cosmetic fixes, testing, inspections, and airport drop-offs and pick-ups.

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CONSUMER VALUE PROPOSITION

DropCar elegantly solves the parking and maintenance conundrum

On average, DropCar can save consumers ~ 40% in vehicle operating costs

30%+ of DropCar's consumer users have accessed additional revenue-generating services

VSP

Luxury apartment owner/operators are integrating DropCar into their residential amenity packages

Car dealers are integrating DropCar into sales/leasing packages so that they can extend their customer relationship well-beyond the point-of-sale

11

B2B SERVICES

DropCar turns urban mobility from a challenge into a competitive advantage for businesses

DropCar's focus on service yields high levels of client satisfaction and retention

"At Mercedes, delivering the best service possible to our car owners is our top priority. Partnering with DropCar allows us to easily and efficiently coordinate the pick-up and drop-off of our customers' cars for service, without any disruption to their daily lives. Not only does it make our customers happy, but it helps our dealership service more clients per day, improving our productivity."

Mercedes-Benz

Anthony Christiano
Fixed Operations Manager
Mercedes Benz Manhattan

"What I love most about working with DropCar is our ability to outsource our dealership's vital automotive logistic details related to automotive services and vehicle pick-up and delivery. DropCar increases our efficiencies and allows us to offer services to our clients that would otherwise not be feasible. We look forward to rolling out these services throughout all of our dealership brands."

LEXUS

Sal Iacono, Vice President, Lexus of Manhattan/Brooklyn/Queens

Enables flat per-movement pricing | Big Data harvesting | Virtual Garage



Migrates businesses of all sizes into the digital age | Extends B2C reach and average revenue per user partners

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13 B2B PARKING FUEL MAINTENANCE Other platforms for auto logistics App - based parking services Mobile fueling apps Mobile mechanics - house calls for cars AUTO SERVICE LANDSCAPE DropCar’s fully integrated model offers B2B and B2C customers the ability to centralize all of today’s single - point solutions into a single app - based service .

14 DEALERS AND MANUFACTURERS SEEING THE VALUE OF COMPLEMENTARY TECHNOLOGY • DropCar provides technology and drivers to enable partners to expand the reach of their maintenance business and improve their customers’ experience • Dealers and manufacturers can add the service as an optional benefit, or integrate the app into the vehicle’s software • B2B clients are integrating DropCar support directly into their showroom sales and leasing, offering it to consumers, augmenting value proposition, and increasing new car sales SOME OF OUR PAYING CLIENTS DropCar is poised to accelerate growth in its automotive and logistics markets AVENUES FOR GROWTH: AUTOMOTIVE LOGISTICS

LUXURY APARTMENT AMENITY OPPORTUNITY

DropCar is partnering with luxury apartment and commercial property developers to integrate DropCar services directly into their buildings' amenities

Existing garages are increasingly disappearing (selling out), and urban planning and building trends aren't creating many new garages. Some cities are limiting parking spots in new developments.



DouglasElliman
REAL ESTATE
BOLD
NEW YORK
Stonehenge
EXTELL
New York Regional Center
Mautner-Glick
DropCar

Brokers, developers, and managers include DropCar's services (with zero payments' to them) as an added amenity to increase the attractiveness of their units in a competitive market



Tees up multi city launch as majority of current and target partners are nationally (and internationally) distributed

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NATIVE INTEGRATION IS THE WAVE OF THE FUTURE 16 Our objective is to integrate DropCar support subscriptions directly into the OEM’s massive install base THE PLAN: DropCar has begun developing its in - car app for Android and IOS platforms already partnered with major manufacturers. DropCar intends to partner with car manufacturers to natively integrate into their app stores: Gives DropCar expanded reach with early adopter benefits, as well as deeper access to vehicle - specific data that DropCar can turn into lead generation for new and recurring services sales. Major vehicle manufacturers have (or are developing) app stores for their cars. Few applications currently exist in these stores, and none that offer DropCar’s vehicle support services. DropCar is seeking to collaborate with manufacturers to integrate its technology seamlessly into the dashboard of their vehicles and offer car owners better on demand parking and maintenance services. TMW8

THE PEOPLE BEHIND DROPCAR 17 Experienced leadership that understands and capitalizes on the trends DAVID NEWMAN, Co - Founder & Chief Business Development Officer David Newman has acted as both a principal and consultant (in the New York City parking market since 1994 .) • David has over 20 years of experience in the real estate industry involving many aspects of real estate investment, development and capital markets, as well as over a decade of experience in the New York City parking and garage management market • Senior Managing Director and investment banker at Brock Securities LLC, the capital markets group of Brock Capital Group LLC, a corporate advisory and consulting firm • Five years as part of the Related Companies Retail Development Group in New York City • Chief Investment Officer of Empire American Holdings LLC. Empire American Holdings was the holding company of Empire American Realty Trust, Inc., a REIT - focused on investments in multifamily properties; former COO and director of Empire American Realty Trust, Inc. • Received a Juris Doctorate from the Fordham University School of Law in 1985, as well as a Bachelor of Business Management degree, cum laude, from Hofstra University in Hempstead, New York in 1982 SPENCER RICHARDSON, Co - Founder & Chief Executive Officer Spencer Richardson is a serial entrepreneur, angel investor and venture advisor • Spencer was recognized by Forbes in 2012 as a "30 Under 30" innovator • Co - Founder & CEO of FanBridge , the world's leading Fan Audience CRM platform, responsible for overseeing development and fulfillment of the strategic vision of the company. Since its initial venture funding in 2009, FanBridge successfully built up a global client roster across music, sports, media and YouTube with reach to over 650 million fans • Prior to entering the venture space, he was a Senior Associate with Fortune 50 tech - focused management consulting firm AMI, responsible for leading business development efforts and global analyst teams for the firm’s Microsoft Corporation and IBM Global Finance accounts • A graduate of the Leonard N. Stern School of Business at New York University; received Bachelor of Science degree with dual majors in Finance and Marketing; minor in Psychology/Cognitive Economics from the Steinhardt School of Education

THE PEOPLE BEHIND DROPCAR 18 Experienced leadership that understands and capitalizes on the trends DANIEL GELBTUCH, VP of Corporate Finance & Communications Mr. Gelbtuch joined DropCar in July 2017 as the VP of Corporate Finance and Communications where he is responsible for cultivating and harvesting DropCar’s investor base and Wall Street relationships • From June 2015 through June 2017, Daniel was the Co - Founder and Managing Partner of Cedar Grove Capital, an owner/operator of 20 multi - family apartment complexes with ~4,000 apartments. • From July 2012 through March 2016, Daniel was the CEO of Hot Tin Roof LLC, an investor relations and corporate finance consulting firm with publicly - traded clients such as Neonode (NEON), Marathon Patent, (MARA) IDT, StraightPath (STRP), Vuzix (VUZI), and Walker Innovation (WLKR). • From 2008 - 2010, Mr. Gelbtuch managed the technology stock portfolio at Roaring Brook Capital, a multi - sector long/short hedge fund • From 2001 - 2007, Daniel was a Senior Equities Analyst at CIBC World Markets covering the semiconductor and intellectual property sectors. In 2005, the Wall Street Journal named Mr. Gelbtuch as the #1 semiconductor equities analyst. In 2006, Forbes ranked Daniel #9 across all sectors in the US. • Received a JD from Cardozo Law in 1997 and a BA in Economics from Yeshiva University in 1994 LEANDRO LARROULET, Chief Information Officer (CIO) Mr. Larroulet joined DropCar in July 2017 as Chief Information Officer (CIO) where he is responsible for overseeing technology development and infrastructure as part of the continued development and expansion of the DropCar platform. • From September 2016 to July 2017 he served as Chief Operations Officer (COO) of FDV Solutions, a global software development company focused on innovative technologies, agile methodologies and a strong client - centric spirit. • From March 2010 to September 2016 Leandro acted as Project Manager at FDV Solutions overseeing and leading various developments . Between November 2007 and March 2010 he worked as Software a Developer for FDV Solutions. • In September 2004 he began his carrier as a Network Operator at Telephone 2 until November 2007 . • Leandro holds a degree in Information Systems from UBA university in Argentina and also completed an Ontological Coaching career. He is currently studying for an MBA at DiTella university

VISION & STRATEGIC POSITIONING 19 DropCar’s compelling platform, value proposition, and deep alliances should help it become a key player within, and beneficiary of, the nascent car - sharing/connected car economy EXPAND DROPCAR’S SCALE AND SCOPE Deploy new features/applications across additional global urban centers POSITION DROPCAR AS EMBEDDED CAR APPLICATION Position DropCar as an embedded in - vehicle application akin to OnStar. FURTHER LEVERAGE & MONETIZE DROPCAR’S CONSUMER BASE WITH PARNERSHIPS Leverage the growing trove of data and our B2C user base, harvested from DropCar’s parking, logistics and maintenance services, and allow car OEMs and dealers to profitably extend their B2C relationships well beyond the point of sale.

INVESTOR PRESENTATION Q3 2017